Quantum Energy Inc. Financial Disclosure – 99.3

3825 Rockbottom

Henderson, Nevada 89030

December 9, 2020

I William Westbrook herein accept the appointment as Chief Financial Officer of Quantum Energy, Inc.

William Westbrook